SIXTH SUPPLEMENTAL INDENTURE
                           Dated as of August 12, 1997

                                       to

                                    INDENTURE
                            Dated as of July 26, 1995

                                     between

                                    MEDITRUST

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                              as Successor Trustee


                Exercisable Put Option Notes due August 15, 2011

                          SIXTH SUPPLEMENTAL INDENTURE

     SIXTH SUPPLEMENTAL INDENTURE, dated as of August 12, 1997 between Meditrust, a Massachusetts business trust (the "Company"), and State Street Bank and Trust Company, a Massachusetts trust company (the "Trustee"), to the Indenture dated as of July 26, 1995, between the Company and Fleet National Bank, predecessor Trustee (the "Indenture").

     WHEREAS, the parties hereto have entered into the Indenture which provides for the issuance by the Company of one or more series of securities thereunder; and

     WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Company, when authorized by Board Resolution, and the Trustee, at any time and from time to time, without notice to or consent of any Holders, may amend the Indenture or enter into an indenture supplemental to the Indenture (a) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or (b) to establish the form or terms of securities of any series as permitted by Sections 2.01 and 2.02 of the Indenture; and

     WHEREAS, the Company wishes to issue an additional series of securities under the Indenture, designated its Exercisable Put Option Notes due August 15, 2011 (the "Notes"); and

     WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Sixth Supplemental Indenture for the purpose of amending the Indenture in certain respects with respect to the Notes; and

     WHEREAS, the amendments contained in this Sixth Supplemental Indenture shall apply only to the Notes, and the covenants of the Company contained in this Sixth Supplemental Indenture are solely for the benefit of the Holders of the Notes; and

     WHEREAS, all acts necessary to constitute this Sixth Supplemental Indenture as a valid, binding and legal obligation of the Company have been done and performed;

     NOW, THEREFORE, witnesseth that, in consideration of the premises and of the covenants herein, it is hereby agreed as follows:

                                   ARTICLE ONE


                         The Terms and Form of the Notes
                         -------------------------------

(a)  Terms of the Notes.

     (i) The Notes shall constitute one series of securities having the title Exercisable Put Option Notes due August 15, 2011.

     (ii) The Notes shall be limited in the aggregate principal amount of $150,000,000.

     (iii) The Notes shall be issued at 100% of the principal amount thereof.

     (iv) The Notes will mature on August 15, 2011, subject to the Call Option (as defined below) and the Put Option (as defined below).

     (v) The rate at which the Notes shall bear interest shall be (A) at 7.114% per annum from August 12, 1997, to but not including August 15, 2004, and (B) at the Interest Rate to Maturity (as defined below) from August 15, 2004 until August 15, 2011. The Interest Payment Dates on which interest will be payable shall be February 15 and August 15 in each year, beginning February 15, 1998; the Record Dates for the interest payable on the Notes on any Interest Payment Date shall be the Business Day immediately preceding each Interest Payment Date (if the Notes are evidenced by a global note in book-entry form and otherwise shall be the last Business Day of the calendar month immediately preceding the month in which the related Interest Payment Date occurs) and the basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

     (vi) The Notes will be issuable in denominations of $100,000 and multiples of $1,000 in excess thereof.

     (vii) The place where the principal of, premium, if any, and interest on the Notes shall be payable and the Notes may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Company in respect of the Notes and the Indenture may be served shall be State Street Bank and Trust Company, 111 Westminster Street, RIM0199, Providence, Rhode Island 02903-2305.

     (viii) The entire outstanding principal amount of the Notes (and premium, if any) shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 of the Indenture.


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



     (ix) Payment of the principal of (and premium, if any) and interest on the Notes shall be payable in Dollars, and the Notes shall be denominated in Dollars.

     (x) In exchange for certain consideration to be paid by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Callholder") to the initial holder of the Notes (the "Noteholder"), the Noteholder will enter into a Call Option with the Callholder, pursuant to which the Callholder will have the right to purchase the Notes from the Noteholder (the "Call Option") on August 15, 2004 (the "Call Settlement Date") at 100% of the principal amount thereof (the "Call Price"). On the Call Settlement Date, the Company may repurchase the Notes, in whole but not in part, from the Callholder at a price equal to the greater of (A) 100% of the principle amount of the Notes and (B) the sum of the present values of the Remaining Scheduled Payments (as defined below) thereon, as determined by the Callholder, discounted to the Call Settlement Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus in either case accrued and unpaid interest from August 15, 2004 on the principal amount being purchased to the date of purchase. If the Company elects to repurchase the Notes, it shall pay the purchase price therefor in same-day funds by wire transfer to an account designated by the Callholder on the Call Settlement Date.

     The Callholder will notify the Company and the trustee of the Trust (the "Trust Trustee"), not later than five Business Days prior to the Call Settlement Date, of its intention to purchase the Notes subject to the exceptions described herein. The Company thereafter will notify the Trust Trustee and the Callholder, not later than the Business Day immediately preceding the Determination Date (as defined below), that the Company has irrevocably determined to exercise its right to repurchase the Notes from the Callholder.

     From and after August 15, 2004, the Notes will bear interest at the Interest Rate to Maturity. The obligation of the Callholder to purchase the Notes on the Call Settlement Date is subject to the condition that no Event of Default, or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Notes shall have occurred and be continuing.

     The Interest Rate to Maturity shall be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Calculation Agent") by 4:00 p.m., New York City time, on the third Business Day immediately preceding August 15, 2004 (the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one percent per annum and will be the Base Rate (7.114%) plus the Spread, which will be based on the Dollar Price (as defined below) of the Notes calculated as described in the next sentence. The "Dollar Price" of the Notes shall be equal to the present value of the remaining principal and interest payments of the Base Rate from August 15, 2004, discounted at the Treasury Rate. The Spread, as determined in the manner specified in the next succeeding sentence, shall be the lowest bid, expressed as a spread in the terms of the Base Rate given the Dollar Price as calculated in the prior sentence. The Spread will be obtained by the Calculation Agent on the Determination Date from each of five leading dealers of publicly traded debt securities of the Company in The City of New York (which may include the Calculation Agent or one of its affiliates) selected by the Calculation Agent, for the full aggregate principal amount of the Notes, but assuming an issue date on August 15, 2004, a stated annual interest rate equal to the Base Rate plus the spread bid by such dealer, for settlement, without accrued interest, on August 15, 2004. If fewer than five such dealers bid as described above, then the Spread shall be the arithmetic mean of the bids obtained, determined as described above. Notwithstanding the calculation of the Spread described above, if the Calculation Agent and the Company agree, the Callholder and the Company may mutually determine the Interest Rate to Maturity for the Notes. The Interest Rate to Maturity announced by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and holders of the Notes, the Company and the Trustee.

     "Treasury Rate" means, with respect to the Call Settlement Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues (as defined below), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to Comparable Treasury Price (as defined below) for such Call Settlement Date.

     "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Calculation Agent as having an actual or interpolated maturity or maturities comparable to the remaining term of the Notes being purchased.

     "Comparable Treasury Price" means, with respect to the Call Settlement Date, (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Call Settlement Date, as set forth on "Telerate Page 500" (or such other page as may replace Page 500) or (b) if such page (or any successor page) is not displayed or does not contain such an offer prices on such Business Day, (i) the average of the Reference Treasury Dealer Quotations for such Call Settlement Date, after excluding the highest and lowest such Reference Treasury Quotations, or (ii) if the Calculation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Page 500" on the Dow Jones Telerate Service (or such other page as may replace Page 500 on such service) or such other service displaying such Treasury Rate as may replace the Dow Jones Telerate Service. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Call Settlement Date, the average, as determined by the Calculation Agent, of the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent by such Reference Treasury Dealer by 3:30 p.m., on the third Business Day preceding such call Settlement Date.

     "Reference Treasury Dealer" means each of CS First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc. and their respective successors; provided, however, that it any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Calculation Agent shall substitute therefor another Primary Treasury Dealer.

     "Remaining Scheduled Payments" means, with respect to the Notes, the remaining scheduled payments of the principal thereof to be purchased and interest thereon, to the extent of the Base Rate (7.114%) only, that would be due after the related Call Settlement Date but for such purchase; provided, however, that, if such Call Settlement Date is not an Interest Payment Date with respect to such Notes, the amount on the next scheduled interest payment thereon, to the extent of the Base Rate only, will be reduced by the amount of interest accrued thereon, to the extent of the Base Rate only, to such Call Settlement Date.

     If the Callholder has exercised its right to call the Notes and the Company has not previously notified the Callholder and the Trustee of its intention to exercise its right to purchase the Notes from the Callholder, the Callholder will notify the Company and the Trustee by telephone, confirmed in writing, by 4:00 p.m., New York City time, on the Determination Date, of the Interest Rate to Maturity.

     All of the Notes will be automatically delivered to the account of the Callholder (by book-entry through The Depository Trust Company ("DTC")) or the Company, as and the case may be, pending payment of the purchase price therefor, on the Call Settlement Date.

     (xi) The Noteholder shall have the right, upon at least one Business Day but not more than four Business Days prior written notice, to require the Company to repurchase on August 15, 2004 (the "Put Settlement Date") all of the Notes (the "Put Option") at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the Put Settlement Date. The Trustee shall also give notice of its intent to exercise the Put Option on the Put Settlement Date if the Callholder has exercised the Call Option but fails to make payment in full thereon on the date required in the Call Option.

     (xii) Except for such rights as are set forth in the Call Option and the Put Option, the holders of the Notes shall have no special rights in addition to those provided in the Indenture upon the occurrence of any particular events.

     (xiii) Other than as set forth herein, there shall be no deletions from, modifications of or additions to the Events of Default or additional covenants of the Company with respect to the Notes from those set forth in the Indenture.

     (xiv) The Notes will initially be issued in definitive form as a single note. Upon the exercise of the Call Option, the definitive Note may be exchanged for a single global note (the "Global Note") registered in the name of DTC or its nominee. If represented by a Global Note, (i) DTC or its nominee will credit, on its book-entry registration and transfer system, the respective amounts of Notes represented by the Global Note; (ii) ownership of beneficial interest in the Global Note will be limited to institutions that have accounts with DTC or its nominee ("Participants") and to persons that may hold interests through Participants; (iii) beneficial owners of interest in the Global Note may exchange such interests for Notes of like tenor of any authorized form and denomination only in the manner provided in Section 2.06 of the Indenture; and (iv) DTC shall be depositary of the Global Note.

     (xv) The Notes shall not be issuable as Bearer Securities.

     (xvi) Interest on any Note shall be payable only to the Person in whose name that Note (or one or more Predecessors Securities thereof) is registered at the close of business on the Regular Record Date for such interest.

     (xvii) the Notes are not Guaranteed Securities.

(b)  Form of the Notes.

     (i) The text of the Notes due shall be substantially in the following form:

                                    MEDITRUST

                        7.114% Notes due August 15, 2011


PRINCIPAL AMOUNT  $150,000,000                               CUSIP NO: 584979AA6

DUE August 15, 2011

         MEDITRUST, a Massachusetts business trust, promises to pay to

              Meditrust Exercisable Put Option Secturities(sm)Trust

or registered assigns, the principal sum of One Hundred Fifty Million Dollars, on August 15, 2011.




         Additional provisions of this Security are set forth on the reverse side of this Security.

_______________, ____                       MEDITRUST

         (SEAL)

                                                     By:______________________
                                                              Secretary


                                                     By:______________________
                                                              President



                          CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

                                                     By:______________________
                                                          Authorized Officer

                                    MEDITRUST

                Exercisable Put Option Notes due August 15, 2011


CUSIP NO: 584979AA6


     THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

     1. Interest. Meditrust, a Massachusetts business trust, and any successor under the Indenture (the "Company"), for value received, hereby promises to pay to Meditrust Exercisable Put Option SecuritiesSM Trust (the "Trust"), formed pursuant to an Amended and Restated Declaration of Trust and Trust Agreement (the "Trust Agreement"), dated as of August 7, 1997, or to any subsequent registered assignee or transferee Holder hereof upon presentation, the principal sum of ONE HUNDRED AND FIFTY MILLION DOLLARS ($150,000,000) on August 15, 2011 (the "Maturity Date"), and to pay interest on the outstanding principal amount of this Note (i) at 7.114% per annum (the "Initial Interest Rate") from August 12, 1997 (the "Original Issuance Date") to but not including August 15, 2004, and (ii) at the Interest Rate to Maturity (determined as hereinafter provided) from August 15, 2004 until the Maturity Date. The Company shall pay interest on the Notes semi-annually in arrears on February 15, and August 15 of each year, commencing February 15, 1998, or if any such day is not a Business Day, on the next succeeding Business Day (and without any interest or other payment in respect of such delay) (each an "Interest Payment Date"). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     2. Method of Payment. The Paying Agent will pay interest (except defaulted interest) on the Notes from monies provided by the Company to the persons who are the registered Holders of the Notes at the close of business on the Business Day immediately preceding each Interest Payment Date (if the Notes are evidenced by a global note in book-entry form and otherwise shall be the last Business Day of the calendar month immediately preceding the month in which the related interest payment date occurs). Holders must surrender Notes to a Paying Agent to collect principal payments. The Paying Agent will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Paying Agent will make all payments of principal and interest in immediately available funds, so long as The Depository Trust Company or a successor depository continues to make its Same-Day Funds Settlement System available to the Company.

     3. Registrar and Agents. Initially, State Street Bank and Trust Company will act as Registrar, Paying Agent and agent for service of notices and demands. The Company may change any Registrar, co-registrar, Paying Agent and agent for service of notices and demands without notice. The Company or any of its Subsidiaries may act as Paying Agent. The address of State Street Bank and Trust Company is [111 Westminster Street, RIM0199, Providence, Rhode Island 02903-2305.]

     4. Indenture, Limitations. The Company issued the Notes as a series of its securities under an Indenture dated as of July 26, 1995 as supplemented by a Sixth Supplemental Indenture dated as of August 12, 1997 (the "Indenture") between the Company and State Street Bank and Trust Company, as successor trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code " 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). The Notes are subject to all such terms, and the Holders of the Notes are referred to the Indenture and the TIA for a statement of such terms.

     The Notes are general unsecured obligations of the Company limited to $150,000,000 principal amount. The Indenture imposes certain limitations on the ability of the Company to, among other things, incur certain liens and certain additional indebtedness, make payments in respect of its shares of beneficial interest, merge or consolidate with any other Person and sell, lease, transfer or dispose of its properties or assets.

     5. Call and Repurchase Option. In exchange for certain consideration paid by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Callholder") to the Trust, the Trust has entered into a Call Option with the Callholder, pursuant to which the Callholder has the right to purchase the Notes from the Trust (the "Call Option") on August 15, 2004 (the "Call Settlement Date") at 100% of the principal amount thereof (the "Call Price"). On the Call Settlement Date, the Company may repurchase the Notes, in whole but not in part, from the Callholder at a price equal to the greater of (i) 100% of the principal amount of the Notes and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined herein) thereon, as determined by the Callholder, discounted to the Call Settlement Date on a semiannual basis (assuming a 360- day year consisting of twelve 30-day months) at the Treasury Rate, plus in either case accrued and unpaid interest from August 15, 2004 on the principal amount being purchased to the date of purchase. If the Company elects to repurchase the Notes, it shall pay the purchase price therefor in same-day funds by wire transfer to an account designated by the Callholder on the Call Settlement Date.

     The Callholder will notify the Company and trustee of the Trust (the "Trust Trustee"), not later than five Business Days prior to the Call Settlement Date, of its intention to purchase the Notes subject to the exceptions described herein. The Company thereafter will notify the Trust Trustee and the Callholder, not later than the Business Day immediately preceding the Determination Date (as defined herein), that the Company has irrevocably determined to exercise its right to repurchase the Notes from the Callholder.

     From and after August 15, 2004, the Notes will bear interest at the Interest Rate to Maturity. The obligation of the Callholder to purchase the Notes on the Call Settlement Date is subject to the condition that no Event of Default, or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Notes shall have occurred and be continuing.

     The Interest Rate to Maturity shall be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Calculation Agent") by 4:00 p.m., New York City time, on the third Business Day immediately preceding August 15, 2004 (the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one percent per annum and will be the Base Rate (6.194%) plus the Spread, which will be based on the Dollar Price (as defined herein) of the Notes calculated as described in the next sentence. The "Dollar Price" of the Notes shall be equal to the present value of the remaining principal and interest payments of the Base Rate from August 15, 2004, discounted at the Treasury Rate. The Spread, as determined in the manner specified in the next succeeding sentence, shall be the lowest bid, expressed as a spread in the terms of the Base Rate given the Dollar Price as calculated in the prior sentence. The Spread will be obtained by the Calculation Agent on the Determination Date from each of five leading dealers of publicly traded debt securities of the Company in The City of New York (which may include the Calculation Agent or one of its affiliates) selected by the Calculation Agent, for the full aggregate principal amount of the Notes, but assuming an issue date on August 15, 2004, a stated annual interest rate equal to the Base Rate plus the spread bids by such dealer, for settlement without accrued interest on August 15, 2004. If fewer than five such dealers bid as described above, then the Spread shall be the arithmetic mean of the bid obtained determined as described above. Notwithstanding the calculation of the Spread described above, if the Calculation Agent and the Company agree, the Callholder and the Company may mutually determine the Interest Rate to Maturity for the Notes. The Interest Rate to Maturity announced by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the Notes, the Company and the Trustee.

     "Treasury Rate" means, with respect to the Call Settlement Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues (as defined herein), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price (as defined herein) for such Call Settlement Date.

     "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Calculation Agent as having an actual or interpolated maturity or maturities comparable to the remaining term of the Notes being purchased.

     "Comparable Treasury Price" means, with respect to the Call Settlement Date, (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Call Settlement Date, as set forth on "Telerate Page 500" (or such other page as may replace Page 500) or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Business Day, (i) the average of the Reference Treasury Dealer Quotations for such Call Settlement Date, after excluding the highest and lowest such Reference Treasury Quotations, or (ii) if the Calculation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Page 500" on the Dow Jones Telerate Service (or such other page as may replace Page 500 on such service) or such other service displaying such Treasury Rate as may replace the Dow Jones Telerate Service. "Reference Treasury Dealer Quotations" means, with respect to each reference Treasury Dealer and any Call Settlement Date, the average, as determined by the Calculation Agent, of the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent by such Reference Treasury Dealer by 3:30 p.m., on the third Business Day preceding such Call Settlement Date.

     "Reference Treasury Dealer" means each of CS First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc. and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Calculation Agent shall substitute therefor another Primary Treasury Dealer.

     "Remaining Scheduled Payments" means, with respect to the Notes, the remaining scheduled payments of the principal thereof to be purchased and interest thereon, to the extent of the Base Rate (6.194%) only, that would be due after the related Call Settlement Date but for such purchase; provided, however, that if such Call Settlement Date is not an Interest Payment Date with respect to such Notes, the amount of the next succeeding scheduled interest payment thereon, to the extent of the Base Rate only, will be reduced by the amount of interest accrued thereon, to the extent of the Base Rate only, to such Call Settlement Date.

     If the Callholder has exercised its right to call the Notes and the Issuer has not previously notified the Callholder and the Trust Trustee of its intention to exercise its right to purchase the Notes from the Callholder, the Callholder will notify the Issuer and the Trust Trustee by telephone, confirmed in writing, by 4:00 p.m., New York City time, on the Determination Date, of the Interest Rate to Maturity.

     All of the Notes will be automatically delivered to the account of the Callholder (by book-entry through the Depository Trust Company) or the Issuer, as the case may be, pending payment of the purchase price therefor, on the Call Settlement Date.

     6. Put Option. The Trust has the right, upon at least one Business Day but not more than four Business Days prior written notice, to require the Company to repurchase on August 15, 2004 (the "Put Settlement Date") all of the Notes (the "Put Option") at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the Put Settlement Date. The Trust Trustee shall also give notice of its intent to exercise the Put Option on the Put Settlement Date if the Callholder has exercised the Call Option but fails to make payment in full thereon on the date required in the Call Option.

     7. Denominations, Transfer, Exchange. This Note is one of a duly authorized issue of Securities of the Company designated as its Exercisable Put Option Notes due August 15, 2011 limited in aggregate principal amount to $150,000,000. The Notes are in registered form without coupons in denominations of $100,000, and multiples of $1,000 principal amount and integral multiples thereof. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

     8. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes.

     9. Unclaimed Money. If money for the payment of principal or interest on any Note remains unclaimed for three years, the Trustee and the Paying Agent will pay the money back to the Company at its written request, unless otherwise required by law. Thereafter. Holders may look only to the Company for payment.

     10. Discharge Prior to Maturity. The Indenture will be discharged and cancelled except for certain sections thereof upon payment of all the Notes, or upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations maturing on or before such payment date sufficient, together with scheduled payments of interest thereon without reinvestment, to pay principal, premium, if any, and interest on such payment date.

     11. Supplemental Indenture. Subject to certain exceptions, the Indenture may be amended or supplemented with respect to the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived with the consent of the Holders of the majority in principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company may supplement the Indenture, to, among other things, provide for uncertificated Notes, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the interests or rights of any Holder.

     12. Successors. Upon satisfaction of the conditions provided in the Indenture, if a successor to the Company assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

     13. Defaults and Remedies. If an Event of Default with respect to the Notes, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of a majority in principal amount of Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it, subject to the provisions of the TIA, before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power with respect to the Notes. The Trustee may withhold from Holders of Securities notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of any Default or Event of Default.

     14. Trustee Dealings with the Company. Fleet National Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

     15. No Recourse Against Others. No shareholder, trustee or officer, as such, past, present or future, of the Company or any successor corporation or trust shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

     THE DECLARATION OF TRUST ESTABLISHING THE COMPANY DATED AUGUST 6, 1985, AS AMENDED, A COPY OF WHICH IS DULY FILED WITH THE OFFICE OF THE SECRETARY OF STATE OF THE COMMONWEALTH OF MASSACHUSETTS, PROVIDES THAT THE NAME "MEDITRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS "TRUSTEES," BUT NOT INDIVIDUALLY OR PERSONALLY; AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE

PERFORMANCE OF ANY OBLIGATION.

     16. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the reverse side of this Note.

     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and any supplemental indentures thereto. It also will furnish the text of this Note in larger type. Requests may be made to:
MEDITRUST, 197 Third Avenue, Needham Heights, Massachusetts 02194, Attention:
John G. Demeritt, Controller.

                                 ASSIGNMENT FORM

If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

For value received, I or we assign and transfer this Note to

                      (INSERT ASSIGNEE'S SOCIAL SECURITY OR
                           TAX IDENTIFICATION NUMBER)


||============================================================================||
||                                                                            ||
||                                                                            ||
||============================================================================||



 .................................................................

 .................................................................

 .................................................................

 .................................................................
      (Print or type assignee's name, address and zip code)

and irrevocably appoint .........................................

 ................................................... agent to transfer this Note on the books of the Company. The agent may substitute another to act for it.



Date:............................................................

Your signature:..................................................
         (Sign exactly as your name appears on the reverse side of this Note)

Signature Guaranteed By:.........................................
                       Note:  Signature must be guaranteed by a participant in a
                                          Signature Guaranty Medallion Program.]

                                  ARTICLE THREE

                                  Miscellaneous
                                  -------------

     The Indenture, except as amended herein, is in all respects ratified and confirmed and this Sixth Supplemental Indenture and all its provisions herein contained shall be deemed a part thereof in the manner and to the extent herein and therein provided.

     The terms used in this Sixth Supplemental Indenture, but not defined herein, shall have the meanings assigned thereto in the Indenture.

     THIS SIXTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     This Sixth Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute one and the same instrument.

     THE DECLARATION OF TRUST ESTABLISHING THE COMPANY DATED AUGUST 6, 1985, AS AMENDED, A COPY OF WHICH IS DULY FILED WITH THE OFFICE OF THE SECRETARY OF STATE OF THE COMMONWEALTH OF MASSACHUSETTS, PROVIDES THAT THE NAME "MEDITRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS "TRUSTEES," BUT NOT INDIVIDUALLY OR PERSONALLY; AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

     IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, as of the day and year first above written.

                                  MEDITRUST

                                  By:________________________________
                                     Name:
                                     Title: [Chief Financial Officer][Treasurer]

                                              STATE STREET BANK AND TRUST
                                              COMPANY, as trustee



                                              By:_______________________________
                                                       Name:
                                                       Title:

COMMONWEALTH OF MASSACHUSETTS )
                              ) ss.:
County of Norfolk             )

         On the __ day of August, 1997, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that s/he is [Chief Financial Officer][Treasurer] of Meditrust, one of the business entities described in and which executed the foregoing instrument; that s/he knows the seal of Meditrust; that the seal affixed to said instrument is Meditrust's seal; that it was so affixed by authority of the Board of Trustees of Meditrust; and that s/he signed her name thereto by like authority.

[SEAL]
                                                     --------------------------
                                                     Notary Public
                                                     My commission expires:

STATE OF RHODE ISLAND               )
                                    ) ss.:
County of ___________               )

         On the day of August __, 1997, before me personally came _________________, to me known, who, being by me duly sworn, did depose and say that s/he is _____________________ of State Street Bank and Trust Company, one of the business entities described in and which executed the foregoing instrument; that s/he knows the seal of said bank; that the seal affixed to said instrument is such bank's seal; that it was so affixed by authority of the Board of Directors of said bank; and that s/he signed his/her name thereto by like authority.

[SEAL]
                                                    ----------------------------
                                                    Notary Public
                                                    My commission expires: